Exhibit 10.36

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “First Amendment”), made as of this 10th day of October 2017, is entered into by and between The KeyW Corporation, a Maryland corporation with its principal place of business at 7740 Milestone Parkway, Suite 150, Hanover, MD 21076 (“KeyW”) and Kirk Herdman (the “Employee”).
WHEREAS, KeyW and Employee entered into an Employment Agreement dated April 4, 2017, (the “Employment Agreement”) whereby KeyW and Employee terminated Employee’s prior employment agreement with Sotera Defense Solutions, Inc. (the “Company”) and the Company agreed to continue Employee’s employment with the Company upon the terms contained in the Employment Agreement;
WHEREAS, KeyW intends to promote Employee to an Executive Vice President, and increase Employee’s compensation package as a result of such promotion; and
WHEREAS, the Company and Employee mutually wish to amend the Employment Agreement.
NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Fourth Amendment, the parties agree:

1.	Section 2.1 is amended by deleting the words “Senior Vice President, Business Development” and replacing them with the words “Executive Vice President, Business Development and Strategy.”

2.
Section 2.1(a) is amended by deleting the words “Three Hundred Twenty-Four Thousand Dollars ($324,000.00) per year” and replacing them with the words “Three Hundred Thirty Thousand Dollars ($330,000.00) per year.”

3.
Section 2.1(a) is further amended by deleting the words “For calendar year 2017, the Employee shall be eligible to receive an annual bonus of up to thirty percent (30%) of the Employee’s annual base salary if the Company determines that the Employee achieved the performance targets and other criteria set in the Sotera Incentive Compensation Plan (“SCIP”). For each calendar year thereafter, the Employee shall be eligible to receive an annual bonus of up to fifty percent (50%) of the Employee’s annual base salary if the Company determines that the Employee achieved the performance targets and other criteria set in the SICP” and replacing them with the words “The Employee shall be eligible to receive an annual bonus of up to fifty percent (50%) of the Employee’s annual base salary if the Board determines that the Employee achieved the performance targets and other criteria set in the KeyW Annual Incentive Plan (“AIP”). The target bonus pursuant to the AIP may be adjusted by KeyW from time to time.”

4.	A new Section 2.1(c)(iii) is hereby added to the Employment Agreement as follows:

(iii)     Additional Long-Term Incentive Shares. If at any time prior to the fifth (5th) anniversary of the Effective Date, the closing market price of HoldCo’s registered common stock as reported on the NASDAQ Global Market (or any other market or exchange on which shares of HoldCo’s common stock are listed or registered, if not on the NASDAQ

Global Market) over any thirty (30) consecutive trading days is at or greater than the Target Price Per Share set forth in this Section 2.1(c)(iii) for each day in such thirty (30)-consecutive trading day period, the Company will award the Employee shares of Stock (as defined in Exhibit A of this First Amendment) in an amount equal to the sum of (A) the number of shares listed next to the Target Price Per Share in this Section 2.1(c)(iii) and (B) the number of shares listed next to any lower Target Price Per Share set forth in this Section 2.1(c)(iii) (“Additional Long-Term Incentive Shares”) that have not already been awarded. Once the Additional Long-Term Incentive Shares applicable to a Target Price Per Share set forth in this Section 2.1(c)(iii) have been awarded, the Company shall make no future awards of Additional Long-Term Incentive Shares with respect to the applicable Target Price(s) Per Share set forth in this Section 2.1(c)(iii), but the Employee shall be eligible for one or more additional grants with respect to the remaining Target Price Per Share set forth in this Section 2.1(c)(iii) that were not previously achieved or exceeded. In no event will the Employee receive more than One Hundred Thousand (100,000) Additional Long-Term Incentive Shares.

Target Price Per Share	Long-Term Incentive Shares Rights
$13.00	6,250
$16.00	6,250
$20.00	12,500
$25.00	12,500
$30.00	12,500

For purposes of clarity and by way of example, if the closing market price of HoldCo’s registered common stock is reported at $20.00 for thirty (30) consecutive trading days, the Company shall award the Employee 50,000 Additional Long-Term Incentive Shares (25,000 next to the $20 Target Price Per Share set forth in this Section 2.1(c)(iii) plus another 25,000 for the Target Price Per Share set forth in this Section 2.1(c)(iii) for $13 and $16). If prior to the fifth (5th) anniversary of the Effective Date, the closing market price of HoldCo’s registered common stock is reported at $30.00 for thirty (30) consecutive trading days, the Company shall award the Employee an additional 50,000 Additional Long-Term Incentive Shares (25,000 for $30 and 25,000 for $25). Because the Employee previously received Additional Long-Term Incentive Shares with respect to the $13, $16 and $20 Target Price Per Share as set forth in this Section 2.1(c)(iii), Employee is not entitled to a second award with respect to such amounts.

5.
Anywhere in the Employment Agreement, except Section 2.1(c)(ii) and Exhibit A of the Employment Agreement, that uses the term “Long-Term Incentive Shares,” such term shall be deemed to include “Additional Long-Term Incentive Shares.”

6.	Capitalized terms used in this First Amendment shall have the meaning assigned to such terms in the Employment Agreement unless otherwise provided in this First Amendment.

7.	Except as modified herein, the Employment Agreement and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written.
IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year set forth above. THE KEYW CORPORATION:

THE KEYW CORPORATION
By:	/s/ William J. Weber
Name:	William J. Weber
Title:	President and Chief Executive Officer

EMPLOYEE
By:	/s/ Kirk Herdman
Name:	Kirk Herdman

EXHIBIT A
The KeyW Corporation 2013 Amended and Restated Stock Incentive Plan is incorporated herein by reference.

THE KEYW HOLDING CORPORATION
AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN
The KEYW Holding Corporation, a Maryland corporation (the “Company”), sets forth herein the terms of its 2013 Stock Incentive Plan (the “Plan”) as follows:

1.	PURPOSE
The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock and stock units in accordance with the terms hereof. Stock options granted under the Plan may be nonqualified stock options or incentive stock options, as provided herein.
The Plan was originally adopted by the Board of Directors of the Company on May 4, 2012, subject to the approval by the stockholders of The KEYW Holding Corporation, which approval was obtained on August 15, 2012. The Plan became effective January 1, 2013.
The Plan was amended and restated by the Board of Directors on July 6, 2015, subject to the approval by the stockholders of The KEYW Holding Corporation.
The amendment increases the amount of shares available in the Plan from 2,000,000 to 2,700,000 shares of the Company’s common stock.

2.	DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1“Affiliate” means, with respect to a Person, any company or other trade or business that controls, is controlled by or is under common control with such Person within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary, provided that an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.
2.2“Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit, SARs or Performance Shares under the Plan.
2.3“Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
2.4“Benefit Arrangement” shall have the meaning set forth in Section 13 hereof.
2.5“Board” means the Board of Directors of The KEYW Holding Corporation.
2.6“Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate thereof, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate thereof.
2.7“Change of Control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or (ii) a sale of substantially all of the assets of the Company to another person or entity.
2.8“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.9“Committee” means the Compensation Committee of, and as designated from time to time by resolution of, the Board, which shall consist of two (2) or more independent members of the Board.
2.10“Company” has the meaning set forth in the Preamble.
2.11“Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
2.12“Effective Date” means January 1, 2013.
2.13“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.14“Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Code Section 409A.
2.15“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) controls the management of assets, and any other entity in which one or more these persons (or the Grantee) own more than fifty percent (50%) of the voting interests in such entity.
2.16“Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.
2.17“Grant Share” shall have the meaning set forth in Section 15.3 hereof.
2.18“Grantee” means a person who receives or holds an Award under the Plan.
2.19“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.20“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
2.21“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
2.22“Option Price” means the purchase price for each share of Stock subject to an Option.
2.23“Other Agreement” shall have the meaning set forth in Section 13 hereof.
2.24“Parachute Payment” shall have the meaning set forth in Section 13 hereof.
2.25“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or organization.
2.26“Plan” has the meaning set forth in the Preamble.
2.27“Purchase Price” means the purchase price for each share of Stock issued pursuant to an Award of Restricted Stock or Stock Units.
2.28“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
2.29“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 9 hereof, that are subject to restrictions and to a risk of forfeiture.
2.30“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.31“Service” means service as an employee, officer, director or other Service Provider of the Company or an Affiliate thereof. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate thereof. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.32“Service Provider” means an employee, officer or director of the Company or an Affiliate thereof, or a consultant or adviser currently providing services to the Company or an Affiliate thereof.
2.33“Stock” means the common stock, $0.001 par value per share, of the Company.
2.34“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to Section 8 herein.
2.35“Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 9 hereof.
2.36“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).
2.37“Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

3.	ADMINISTRATION OF THE PLAN
3.1    Board.
The Plan shall be administrated by the Board or, the Committee with respect to “qualified performance-based compensation” subject to Code Section 162(m) or to the extent the Board delegates its administrative responsibilities to the Committee pursuant to Section 3.2 (any reference to the Board shall include the Committee when the Committee is acting as the administrator pursuant to this Section 3.1). The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and bylaws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.
3.2    Committee.
The Board from time to time may delegate its powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above to the Committee and the Board may delegate to one or more committees of the Board or to the CEO responsibility for the day-to-day operation of the Plan. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the applicable Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 3.1 and all references herein to the Board shall be deemed to be the Committee. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.
3.3    Terms of Awards.Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:
(i)    designate Grantees;
(ii)    determine the type or types of Awards to be made to a Grantee;
(iii)    determine the number of shares of Stock to be subject to an Award;

(iv)
establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options provided that any Award must be subject to a minimum vesting period of at least one year;
(v)    prescribe the form of each Award Agreement evidencing an Award; and

(vi)
subject to Section 5.3; amend, modify, or supplement the terms of any outstanding Award (provided, that, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award).

The Board’s authority hereunder specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.
The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. In addition, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.
3.4    Deferral Arrangement.
The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.
3.5    No Liability.
No member of the Board or of a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
3.6    Share Issuance/Book Entry.
Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN
4.1    Number of Shares Available for Awards; Annual Per-Person Limitations.
Subject to adjustment as provided in Section 15 hereof, the number of shares of Stock available for issuance under the Plan shall be 2,700,000 (two million seven hundred thousand), all of which may be subject to Incentive Stock Options. All shares of Stock issuable under the Plan may be issued as Common Stock. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.
The 2013 Plan imposes individual limitations on the amount of Awards, to comply with Code Section 162(m). Under these limitations, in any fiscal year of the Company during any part of which the 2013 Plan is in effect, no participant may be granted an award of more than 200,000 shares.

4.2    Adjustments in Authorized Shares.
The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.
4.3    Share Usage.
The maximum number of shares of Stock available for issuance under the Plan shall be reduced by the full number of shares of Stock covered by Option Awards and SAR Awards granted under the Plan. This reduction shall include the full number of shares of Stock covered by an Option or SAR, regardless of whether (i) any shares of Stock are tendered in payment of any Option or SAR, (ii) any such Option, SAR, or other Award covering shares of Stock under the Plan ultimately is settled in cash or by delivery of shares of Stock (either by share netting, an attestation process, or actual delivery), (iii) shares of Stock were used to satisfy the purchase price of an Award or to satisfy any tax withholdings, or (iv) shares of Stock were repurchased by the Company with Option or SAR proceeds. The maximum number of shares of Stock available for issuance under the Plan shall be reduced by one (1) share of Stock for every share of Stock covered by all other Awards granted under the Plan. If, however, any Award granted under this Plan terminates, expires, is forfeited because any performance or time-based vesting requirements were not satisfied, or lapses for any reason, any shares of Stock subject to such Award shall again be available for a grant of an Award under the Plan.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1    Effective Date.
The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders entitled to vote thereon. Upon approval of the Plan by the stockholders of the Company entitled to vote thereon as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company entitled to vote thereon had approved the Plan on the Effective Date.
5.2    Term.
The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Sections 5.3 or 15.3. No Awards shall be made after termination of the Plan.
5.3    Amendment and Termination of the Plan
The Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that the Board shall not have the authority to, without shareholder approval, (1) change the limits set forth in Section 4.1, (2) change the minimum Option Price or exercise price of a SAR, (3) change eligible Grantees to receive Awards, (4) reprice or alter the Option Price of any Option or exercise price of any SAR, previously awarded to any Grantee, whether through amendment, exchange, cancellation and replacement grant, or any other means, (5) buy out or cancel an existing Option or SAR in exchange for an amount of cash or shares of Stock when the Fair Market Value of the shares of Stock covered by the Option or SAR is less than the Option Price or exercise price of the SAR, or (6) permit the purchase of shares of Stock subject to any unvested Option or SAR or waive the vesting requirement of any unvested Award except as a result of (a) a Change in Control, (b) the death of a Grantee, or (c) a Grantee’s separation from service with the Company as defined in accordance with Code Section 409A due to involuntary termination without Cause. Notwithstanding any provision of the Plan to the contrary, if the Board determines that any Award may or does not comply with Code Section 409A, the Company may amend the Plan and the affected Award Agreement, or take any other action, without the Grantee’s consent, that the Board believes necessary or appropriate to (1) exempt the Plan and any Award from the application of Code Section 409A, or (2) comply with the requirements of Code Section 409A.If the Board, in its sole discretion, determines that the rights of a Grantee with respect to an Award granted prior to such amendment, suspension or termination, may be adversely impaired, the consent of such Grantee shall be required or the terms of such Grantee’s Award shall continue to be governed by the Plan without giving effect to any such amendment. An amendment to the Plan shall be contingent on approval of the

Company’s stockholders entitled to vote thereon only to the extent required by applicable law, regulations or rules. For the avoidance of doubt, nothing in this Section 5.3 shall be deemed to limit the discretion of the Board under Section 15.3.
5.4    Amendments of Awards.
The Board may, at any time and from time to time, amend the terms of any Award, prospectively or retroactively; provided, however, that if the Board, in its sole discretion, determines that the rights of a Grantee with respect to an Award may be adversely impaired by any such amendment, the consent of such Grantee shall be required.

6.	Award ELIGIBILITY
6.1    Employees and Other Service Providers.
Awards may be made under the Plan to any employee, officer or director of, or other Service Provider providing services to, the Company or any Affiliate thereof. To the extent required by applicable state law, Awards within certain states may be limited to employees and officers or employees, officers and directors. An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
6.2    Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company, (ii) to the extent specifically provided in the related Award Agreement and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking options into account in the order in which they were granted.

7.	AWARD AGREEMENT
Each Award pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, which specifies the number of shares subject to the Award (subject to adjustment in accordance with Section 15). Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.

8.	Terms and conditions of options AND STOCK APPRECIATION RIGHT (sar)
8.1    Option Price.
The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall not be less than the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten-Percent Stockholder, the Option Price of an Incentive Stock Option granted to such Grantee shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date.
Neither the Board nor any Committee shall have the authority to reprice any outstanding Option Grant under the plan unless the stockholders of the Company have approved such an action within a twelve (12) month period preceding or following such an event. They also cannot reduce exercise price, cannot exchange for cash, other award, or another option/SAR with an exercise price lower than the original exercise price.
8.2    Vesting.
Subject to Sections 8.3 and 15.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement provided that any Award Agreement shall provide for a vesting period of no less than one year. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested shares of Stock.
8.3    Term.
Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten-Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.
8.4    Exercise of Options on Termination of Service.
Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5    Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company entitled to vote thereon, or after ten (10) years following the Grant Date, or after the occurrence of an event referred to in Section 15 hereof which results in termination of the Option.
8.6    Exercise Procedure.
An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, in the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) one hundred (100) shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. The Option Price shall be payable in a form described in Section 10.
8.7    Right of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to cash or dividend payments or distributions attributable to the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual.
8.8    Delivery of Stock Certificates.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock purchased upon such exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

8.9    Transferability of Options.
Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10    Family Transfers.
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the shares may be subject to repurchase by the Company or its assignee.
8.11    Notice of Disqualifying Disposition.
If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.
8.12    Grant of SARs.
Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant SARs to Grantees in such amounts as the Board shall determine. A SAR shall represent a right to receive a payment in cash, shares of Stock, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over an amount (the “SAR exercise price”) which shall be no less than the Fair Market Value on the date the SAR was granted (or the Option Price for SARs granted in tandem with an Option), as set forth in the applicable Award Agreement.
8.13    Award Agreement.
Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of shares of Stock to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, the form of payment of the SAR upon exercise, and such other provisions as the Board shall determine. SARs granted under this Section 8 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Grantee. Notwithstanding the foregoing, a SAR shall not fully vest until the date that is three (3) years after the date of grant of such SAR, except as otherwise may be provided in the Award Agreement for (a) new hires, (b) involuntary terminations of employment without Cause, (c) achievement of specific performance objectives, (d) death, (e) Disability, or (f) other circumstances that the Board determines is in the best interests of the Company, but only if any individuals identified or subject to the circumstances described in items (a) through (f) above have been continuously employed with the Company for a period of at least six (6) months from the date of grant.
8.14    Duration of SAR.

Each SAR granted to a Grantee shall expire at such time as the Board shall determine at the time of grant; provided, however, that no SAR shall be exercisable on or later than the tenth (10th) anniversary date of its grant.
8.15    Exercise.
SARs shall be exercised by the delivery to the Company of written or other notice of exercise acceptable to the Company, setting forth the number of shares of Stock with respect to which the SAR is to be exercised. The date of exercise of the SAR shall be the date on which the Company shall have received notice from the Grantee of the exercise of such SAR. SARs granted in tandem with the grant of an Option may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. SARs granted in tandem with the grant of an Option may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. With respect to SARs granted in tandem with an Incentive Stock Option, (a) such SAR will expire no later than the expiration of the underlying Incentive Stock Option, (b) the value of the payout with respect to such SAR may be for no more than 100% of the difference between the Option Price of the underlying Incentive Stock Option and the Fair Market Value of the shares of Stock subject to the underlying Incentive Stock Option at the time such SAR is exercised, and (c) such SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the underlying Incentive Stock Option exceeds the Option Price of the Incentive Stock Option.
SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award Agreement. In the event the SAR shall be payable in shares of Stock, a certificate for the shares of Stock acquired upon exercise of an SAR shall be issued in the name of the Grantee, or the Company shall transfer the shares of Stock electronically from its transfer agent to the Grantee, as soon as practicable following receipt of notice of exercise. No fractional shares of Stock will be issuable upon exercise of the SAR and, unless provided in the applicable Award Agreement or otherwise determined by the Board, the Grantee will receive cash in lieu of fractional shares of Stock.
8.16    Exercise upon Termination of Employment.
Each Grantee’s Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise a SAR following termination of the Grantee’s employment with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into by the Grantees, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment.
8.17     Nontransferability.
Unless otherwise determined by the Board in its discretion, no SAR granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, SARs granted in tandem with an Incentive Stock Option granted to a Grantee under the Plan shall be exercisable during the Grantee’s lifetime only by such Grantee.

9.	terms and conditions of RESTRICTED STOCK and stock units
9.1    Award of Restricted Stock and Stock Units.
The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.
9.2    Restrictions.
At the time an Award of Restricted Stock or Stock Units is made, the Board shall establish a restriction period of no less than one year applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restriction period. The Board may, in its sole discretion, at the time an Award of Restricted Stock or Stock Units is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued Service, in order that all or any portion of the Restricted Stock or Stock Units shall vest.
The Board also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the Restricted Stock or Stock Units. The Restricted Stock or Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restriction period or prior to the satisfaction of any other conditions prescribed by the Board with respect to such Restricted Stock or Stock Units.
9.3    Restricted Stock Certificates.
The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to such Grantee, as soon as reasonably practicable after the applicable Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
9.4    Rights of Holders of Restricted Stock.
Holders of Restricted Stock shall have the right to vote such Stock and, unless the Board otherwise provides in an Award Agreement, to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same or other vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award. In the case of unearned performance awards (shares/units), dividend payouts/dividend equivalents are prohibited.
9.5    Rights of Holders of Stock Units.

9.5.1	Voting and Dividend Rights.
Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

9.5.2	Creditor’s Rights.
A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
9.6    Termination of Service.
Unless otherwise provided by the Board in the applicable Award Agreement, upon the termination of a Grantee’s Service with the Company or an Affiliate thereof, any shares of Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including, but not limited to, the right to vote Restricted Stock and any right to receive dividends with respect to shares of Restricted Stock or Stock Units.
9.7    Purchase and Delivery of Stock.

The Grantee shall be required to purchase the Restricted Stock or Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form described in Section 10 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate thereof.
Upon the expiration or termination of the restriction period and the satisfaction of any other conditions prescribed by the Board, having properly paid the Purchase Price, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be, upon the surrender of any stock certificate(s) previously issued to such Grantee in respect of such shares. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

10.	FORM OF PAYMENT
Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or Stock Units shall be made in cash or in cash equivalents acceptable to the Company. In addition, to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with applicable laws, regulations and rules.

11.	WITHHOLDING TAXES
The Company or an Affiliate thereof, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock or payment of any kind upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate thereof, as the case may be, any amount that the Company or the Affiliate thereof may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate thereof, which may be withheld by the Company or the Affiliate thereof, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate thereof to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Board as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 11 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

12.	RESTRICTIONS ON TRANSFER OF SHARES OF STOCK
12.1    Repurchase and Other Rights.
Stock issued upon exercise of an Option or pursuant to an Award of Restricted Stock or Stock Units may be subject to such right of repurchase upon termination of Service or other transfer restrictions as the Board may determine, consistent with applicable law. Any additional restrictions shall be set forth in the Award Agreement; provided, however, that no such restrictions shall be inconsistent with the terms of the Plan.
12.2    Installment Payments.

In the case of any repurchase of shares of Stock acquired by the Grantee pursuant to the exercise of an Option or under an Award of Restricted Stock or Stock Units, the Company or its permitted assignee may pay the Grantee, transferee, or other registered owner of the Stock the purchase price in three (3) or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Code Section) in effect on the date on which the purchase is made. The Company or its permitted assignee shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.
12.3    Legend.
In order to enforce the restrictions imposed upon shares of Stock under this Plan or as provided in an Award Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to this Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

13.	BENEFIT LIMITATIONS
Notwithstanding any other provision of this Plan or of any other agreement, contract or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate thereof, except an agreement, contract or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), any Awards held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements shall be reduced or eliminated so as to avoid having the payment or benefit to the Grantee be deemed to be a Parachute Payment. The Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating any cash payments benefits (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options, then by reducing or eliminating any accelerated vesting of Restricted Stock, then by reducing or eliminating any other remaining Parachute Payments unless otherwise specified in any executed executive agreements.

14.	REQUIREMENTS OF LAW
14.1    General.
The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Award, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any right emanating from such Award or the delivery of any shares of Restricted Stock, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
14.2    Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	EFFECT OF CHANGES IN CAPITALIZATION
15.1    Changes in Stock.
If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Board. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option, but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options to reflect such distribution.
15.2    Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.
Subject to the exception set forth in the last sentence of Section 15.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. In the event of a transaction described in this Section 15.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.
15.3    Change of Control.
Subject to the exceptions set forth in the last sentence of this Section 15.3 and the last sentence of Section 15.4, upon the occurrence of a Change of Control either of the following two actions shall be taken:
(i) immediately prior to the scheduled consummation of a Change of Control, all shares of Restricted Stock and Stock Units shall become immediately vested and all Options outstanding hereunder shall become immediately exercisable unless otherwise specified in any executed executive agreements and shall remain exercisable for a period of fifteen days, or
(ii) the Board may elect, in its sole discretion, to cancel any outstanding Awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of shares of Stock subject to the Award (the “Grant Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Grant Shares.
With respect to the Company's establishment of an exercise window, (i) any exercise of an Option during such period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.
This Section 15.3 shall not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of the Options, Stock Units or shares of Restricted Stock theretofore granted, or for the substitution for such Awards for new common stock options, stock units or new shares of restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option prices, in which event the Awards theretofore granted shall continue in the manner and under the terms so provided. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Change of Control and his employment is terminated without Cause within one year following the consummation of such Change of Control, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, for the period set forth in the Grantee’s Award Agreement or for such longer period as the Committee may determine.
15.4    Adjustments.
Adjustments under Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 15.1-15.3.
15.5    No Limitations on Company.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16.	general provisions
16.1    Clawback Provisions.
The Board shall, in all appropriate circumstances, require reimbursement of any payment under any Award to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company’s financial statements filed with the Securities and Exchange Commission; (2) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which the individual payments under any Award for the relevant period exceeded the lower payment that would have been made based on the restated financial results. For purposes of this policy, the term "executive officer" means any officer who has been designated an executive officer by the Board.
16.2    Disclaimer of Rights.
No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate thereof, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate thereof. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.
16.3    Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company entitled to vote thereon for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
16.4    Captions.
The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision hereof or thereof.
16.5    Other Award Agreement Provisions.
Each Award under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.
16.6    Number and Gender.
With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
16.7    Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8    Governing Law.
The validity and construction of this Plan and the instruments evidencing the Awards awarded hereunder shall be governed by the laws of the State of Maryland other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards awarded hereunder to the substantive laws of any other jurisdiction.
16.9    Code Section 409A.
The Board intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.